EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Roan Resources, Inc. of our report dated June 30, 2018 relating to the financial statements, which appears in Roan Resources, Inc.’s Current Report on Form 8-K dated September 24, 2018.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, OK October 16, 2018